UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market
Preferred Share Purchase Rights	—	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2021, the Company entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC, as agent (“Agent”), pursuant to which the Company may offer and sell (the “Offering”), from time to time, at its option, through or to the Agent, up to an aggregate of $50,000,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). Any Shares to be offered and sold under the Sale Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (once it has become effective), filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2021 (the “Registration Statement”) and the prospectus relating to the Offering that was filed with and included in the Registration Statement, by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), or if specified by the Company, by any other method permitted by law, including, but not limited to, in negotiated and block transactions.

Subject to the terms of the Sale Agreement, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Sale Agreement. The Company will pay the Agent a commission of up to 3.0% of the gross proceeds from each sale of the Shares under the Sale Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Sale Agreement and agreed to provide the Agent with customary indemnification rights with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Sale Agreement will terminate upon the earliest of (a) the sale of the maximum number or amount of the Shares permitted to be sold under the Sale Agreement, (b) the termination of the Sale Agreement by either of the parties thereto.

The Company currently intends to use the net proceeds from the Offering for general corporate purposes, including procurement of raw materials, source plasma, supply chain initiatives and production expenditures, funding expansion of plasma centers, working capital, capital expenditures, expansion and resources for commercialization activities, and other potential research and development and business opportunities.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, which is included hereto as Exhibit 1.1 and incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated May 28, 2021, by and between ADMA Biologics, Inc. and Jefferies LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2021	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer